UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 8, 2004
                                                          -------------

                        CollaGenex Pharmaceuticals, Inc.
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                      0-28308                   52-1758016
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(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
    of Incorporation)                                       Identification No.)


41 University Drive, Newtown, Pennsylvania                        18940
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(Address of Principal Executive Offices)                       (Zip Code)


                                 (215) 579-7388
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                 (Registrant's telephone number, including area
                                      code)



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          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On April 8, 2004, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company") issued a press release announcing that it has settled all pending litigation between the Company and United Research Laboratories, Inc./Mutual Pharmaceutical Company, Inc. ("Mutual").

     In connection with the settlement, the Company and Mutual entered into a License and Supply Agreement pursuant to which Mutual received a license to sell a branded version of Periostat(R). Under this agreement, the Company will be the sole supplier of this product to Mutual, subject to certain conditions, at prices below the Company's average manufacturer's price through May 2007 or the earlier termination of such supply arrangements due to certain circumstances. In addition, the Company agreed not to grant any license to sell Periostat in generic trade dress to any third party during the supply term.

     The Company sued Mutual in the United States District Court for the Eastern District of New York, alleging that Mutual infringed the Company's patents for Periostat for the treatment of adult periodontitis. The Company's complaint also alleged that Mutual infringed the Company's patent rights by submitting an Abbreviated New Drug Application ("ANDA") with the Food and Drug Administration, (the "FDA") seeking FDA approval to market a generic tablet version of Periostat.

     In a separate action in the United States District Court for the District of Columbia, the Company sought and, on July 22, 2003, was granted a preliminary injunction preventing the FDA from approving generic versions of Periostat, including Mutual's version. Mutual intervened in that case.

     In July 2003, Mutual commenced an action against the Company in the United States District Court for the Eastern District of Pennsylvania. Mutual alleged that the Company had engaged in an effort to monopolize the market for low-dose doxycycline products.

     In the settlement, Mutual agreed and confessed to judgment that the Company's Periostat patents are valid and would be infringed by the commercial manufacture, use, sale, importation or offer for sale of the generic version of Periostat for which Mutual submitted its ANDA. Mutual consented to a judgment enjoining Mutual and any party acting in concert with Mutual from infringing the Company's patents by making and selling a generic version of Periostat until the Company's patents expire or are declared invalid or unenforceable by a court of competent jurisdiction, or until Mutual is granted a license under the patents, which will occur under the License and Supply Agreement if a third-party, generic version of Periostat is launched and remains on the market for a certain period of time or the Company materially breaches its obligations under the agreement. Finally, Mutual agreed to withdraw from the FDA case in the District of Columbia.

     The Company agreed to pay to Mutual the amount of $2,000,000, which represents a portion of the anticipated fees and expenses that the Company will save as a result of the settlement of the pending actions with Mutual. This charge will be recorded in the first quarter of 2004. Under the Company's license agreement with the State University of New York

("SUNY") covering Periostat, the Company is entitled to deduct costs incurred todefend its patents, including this payment, from current and future royalties due SUNY on net sales of Periostat and Mutual's branded version of Periostat.

     A complete  copy of the License and Supply  Agreement is filed  herewith as
Exhibit 10.1 and is incorporated herein by reference. The foregoing statements are qualified in their entirety by the Company's press release, a complete copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c) Exhibits.

      Exhibit No.  Description
      ----------   -----------
        * 10.1     License and Supply Agreement dated April 8, 2004
                   among CollaGenex Pharmaceuticals, Inc., Mutual Pharmaceutical
                   Company, Inc. and United Research Laboratories, Inc.

          99.1 Press Release of CollaGenex Pharmaceuticals, Inc., dated April 8, 2004.

     * Confidential treatment has been sought for a portion of this Exhibit.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       COLLAGENEX PHARMACEUTICALS, INC.



                                       By: /s/ Nancy C. Broadbent
                                           -----------------------------------
                                           Nancy C. Broadbent
                                           Chief Financial Officer
                                           (Principal Financial Officer)



Date:  April 8, 2004